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                                                                  EXHIBIT 10.3.5


                           BUILD-A-BEAR WORKSHOP, INC.
                           RESTRICTED STOCK AGREEMENT


                  THIS AGREEMENT, made as of the ____ day of __________, ____ by and between Build-A-Bear Workshop, Inc., a Delaware corporation (hereinafter called the "Company"), and _________________________________ (hereinafter called the "Director");

                  WITNESSETH THAT:

                  WHEREAS, the Board of Directors of the Company ("Board of Directors") desires to benefit Build-A-Bear Workshop, Inc. ("Company") by increasing motivation on the part of ________________________, an outside director of the Company ("Director"), who is materially important to the Company, by creating an incentive to remain as an outside director of the Company and to work to the very best of the Director's abilities; and

                  WHEREAS, to further this purpose, the Company desires to make a restricted stock award to the Director for ________________ (__________) shares under the terms of the Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan ("Plan"):

                  NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

                  1. Terms of Award. Pursuant to action of the Committee (as defined in Section 5 of the Plan), which action was taken on ______________, 200_ ("Date of Award"), the Company awards to the Director _________________ (_________) shares of the common stock of the Company, of the par value of $0.01 per share ("Common Stock"); provided, however, that the shares hereby awarded are nontransferable by the Director during the period described below and are subject to the risk of forfeiture described below. Prior to the time shares become transferable, the shares of Restricted Stock shall bear a legend indicating their nontransferability, and, if the Director terminates service as an outside director of the Company prior to the time a restriction lapses, the Director shall forfeit any shares of Restricted Stock which are still subject to the restrictions at the time of termination of such service.

                  On the date ending six (6) months after the Date of Award, one hundred percent (100%) of the shares of Restricted Stock shall become transferable by the Director if the Director is still an outside director, and has been continuously serving as such a director during such six (6)-month period, of the Company on such date. If on the date ending six (6) months after the Date of Award, the Director is not serving as an outside director of the Company, all of the shares of Restricted Stock shall be forfeited by the Director.

                  Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Plan), all previously granted shares of Restricted Stock not yet free of the restrictions of this Section 1 shall become immediately free of such restrictions.


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                  2.       Death of the Director. In the event of the death of
the Director, all previously granted shares of Restricted Stock not yet free of the restrictions of Section 1 shall become immediately free of such restrictions.

                  3. Cost of Restricted Stock. The purchase price of the shares of Restricted Stock shall be the Fair Market Value (as described in the Plan) of such shares determined as of the Date of Award.

                  4. Adjustments Upon Changes in Capitalization or Corporate Acquisitions. Notwithstanding any other provision in the Agreement, if there is any change in the Common Stock by reason of stock dividends, spin-offs, split ups, recapitalizations, mergers, consolidations, reorganizations, combinations or exchanges of shares, the number of shares of Common Stock under this award of Restricted Stock not yet vested, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

                  5. No Right to Continued Service. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the service of the Director.

                  6. Committee Administration. This award has been made pursuant to a determination made by the Committee, and the Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this Agreement, shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the Director by the express terms hereof.

                  7. Grant Subject to Plan. This award of Restricted Stock is granted under and is expressly subject to all the terms and provisions of the Plan, and the terms of the Plan are incorporated herein by reference. The Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Terms not defined herein shall have the meaning ascribed thereto in the Plan. The Committee referred to in
Section 5 of the Plan and in this Agreement has been appointed by the Board of Directors and designated by it, as the Committee to make grants of restricted stock.


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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, and the Director has signed this Agreement to evidence the Director's acceptance of the terms hereof, all as of the date first above written.

                                    BUILD-A-BEAR WORKSHOP, INC.


                                    By:
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                                    DIRECTOR


                                    -------------------------------------------
                                    Name:


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